UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   September 15, 2004

LANCER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

0-13875	74-1591073
(Commission File Number)	(IRS Employer Identification No.)

6655 Lancer Blvd., San Antonio, Texas	78219
(Address of Principal Executive Offices)	(Zip Code)

(210) 310-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective September 15, 2004, Lancer Corporation entered into agreements with Mark L. Freitas, Chief Financial Officer, and Christopher D. Hughes, Chief Executive Officer, (each referred to herein as an “Executive”) in relation to compensatory payments by the Company upon termination of the Executive’s employment. The agreements provide that Lancer pay the Executive severance payments in the event that the Executive is terminated by Lancer without cause (as defined in the agreements) or if the Executive terminates his employment with Lancer for good reason (as defined in the agreements). The agreements terminate at the earliest of either (A) September 15, 2009 or (B) three years after a change of control (as defined in the agreements). The agreements are included in this report as Exhibits 10.1 and 10.2.

Item 9.01  Financial Statements and Exhibits

(c)   Exhibits

10.1 Agreement by and between Lancer Corporation and Christopher D. Hughes

10.2 Agreement by and between Lancer Corporation and Mark L. Freitas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCER CORPORATION

Date: September 16, 2004	By:	/s/ CHRISTOPHER D. HUGHES
Christopher D. Hughes
Chief Executive Officer